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                                                                Exhibit 10.10



                       AMENDMENT TO GAS PROCESSING AGREEMENT
                                   (MAYTOWN)


          THIS AMENDMENT TO GAS PROCESSING AGREEMENT (MAYTOWN) ("Amendment") is made and entered into this 26th day of March, 2002, to be effective as of April 1, 2002, by and between EQUITABLE PRODUCTION COMPANY, formerly named Equitable Resources Energy Company and Kentucky Hydrocarbon, a division of Equitable Production Company, herein referred to as ("Equitable"), and MARKWEST HYDROCARBON, INC., herein refined to as ("MarkWest").


                                    RECITALS:

       A. Equitable and MarkWest are parties to that certain Gas Processing Agreement (Maytown), dated May 28, 1999 (the "Maytown Agreement).

       B. The parties desire to amend the Maytown Agreement to modify the manner in which payments due thereunder are paid.

       NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

       1. Article XII, Statements and Payments, of the Maytown Agreement, is hereby amended by deleting Sections 12.1 and 12.2 in their entirety and replacing them with the following revised Sections 12.1, 12.2 and 12.3, and the Section formerly numbered as Section 12.3 will be renumbered as Section 12.4:

      "12.1. Based on the measurements set forth in this Maytown Agreement, MarkWest shall provide Equitable with payment on each Payment Date and a detailed statement explaining fully how all payments due under the terms of this Maytown Agreement were determined not later than the applicable "Payment
      Date". As used herein, the Payment Dates shall be (i) the last day of each month, covering all deliveries hereunder during the period of the 1st day through the 15th day of that same month ("First Payment Date"), and (ii) the 15th day of each month, covering all deliveries hereunder during the period of the 16th day through the last day of the immediately preceding month ("Second Payment Date").

      12.2 It is understood that the payments made on the First Payment Date and on the Second Payment Date (i) shall be based upon (x) the applicable actual Net Sales Price (or MarkWest's reasonable estimate of the applicable actual Net Sales Price to the extent that the actual Net Sales Price is not known) and (y) the actual volume of Plant Products (or MarkWest's reasonable estimate of such volume to the extent actual volumes are not known) for the Accounting Period in which the Plant Products were delivered to MarkWest at the Pipeline, and
      (ii) shall be net of fees payable to MarkWest for such Accounting Period under Section 11.3 hereof.



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       Those payments made on the First Payment Date will also
       include adjustments, if any, to payments made during any of the months prior to the month in which the First Payment Date occurs, as necessary to adjust for differences between the estimated Net Sales Price used in making payments and the actual applicable
       Net Sales Price, and between estimated volumes and actual applicable volumes. Additionally, the payment on the First Payment Date will reflect an administrative fee payable to MarkWest of $5,000 per Accounting Period.

       12.3. All payments shall be paid by MarkWest to Equitable by wire transfer not later than the applicable Payment Date for which the payments are due. If a Payment Date falls on a Saturday or a Friday bank holiday, payment shall be made on the preceding banking day. If the Payment Date falls on a Sunday or a Monday bank holiday, payment shall be made on the succeeding banking day. Should MarkWest fail to make any payments to Equitable when due, interest shall accrue on the unpaid balance at the lower of (i) the then effective prime interest rate published in the "Money Rates" section of The Wall Street Journal, plus two percent (2%), or (ii) the applicable maximum published rate allowed by law, from the date due until paid. If a party, in good faith, disputes an amount due or any part thereof, it shall provide supporting documentation fully explaining its basis for the disputed amount. The assertion of a disputed amount shall not be a basis for MarkWest to withhold payment of amounts it concedes to be correct, and the failure to pay amounts not in dispute shall be subject to the default provisions of Article XVI."

       2. Article XVI, Liability, Default and Termination, of the Maytown Agreement, is hereby amended by deleting the phrase "fifteen (15) days written notice to cure" in Sections 16.8(i) and replacing it with the phrase "ten (10) calendar days written notice to cure".

       3. Except for the foregoing, all other terms and provisions of the Maytown Agreement shall remain in full force and effect.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.


EQUITABLE PRODUCTION COMPANY


By:     /s/ James M. Funk
       -------------------------------
Name:       James M. Funk
       -------------------------------



Title:  President
       -------------------------------
Date:   March 26, 2002
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MARKWEST HYDROCARBON, INC.


By:     /s/ Randy S. Nickerson
       -------------------------------
Name:       Randy S. Nickerson
       -------------------------------



Title:  Sr. Vice President
       -------------------------------
Date:   March 26, 2002
       -------------------------------